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                                                                     EXHIBIT 4.5

                              CERTIFICATE OF TRUST
                                       OF
                        GREATER ATLANTIC CAPITAL TRUST I


        THIS CERTIFICATE OF TRUST OF GREATER ATLANTIC CAPITAL TRUST I (the "Trust"), is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1. NAME. The name of the business trust formed hereby is GREATER ATLANTIC CAPITAL TRUST I.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
        Attention: Corporate Trust Administration.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                          WILMINGTON TRUST COMPANY,
                                          as trustee

                                          By: /s/ ANITA DALLAGO
                                             ----------------------------
                                          Name: Anita Dallago
                                          Title: Financial Services Officer

                                          /s/ CHARLES W. CALOMIRIS
                                          ----------------------------------
                                          Name: Charles W. Calomiris, as Trustee



                                          /s/ CARROLL E. AMOS
                                          ----------------------------------
                                          Name: Carroll E. Amos, as Trustee



                                          /s/ DAVID E. RITTER
                                          ----------------------------------
                                          Name: David E. Ritter, as Trustee